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                    AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is made and entered into as of November 13, 2000 by and among Precise Software Solutions Ltd., an Israeli corporation (the "Acquiror"), Precise Acquisition Corporation, a Maryland corporation (the "Subsidiary"), Savant Corporation, a Maryland corporation (the "Company"), and certain of Company's stockholders listed on the signature page hereto (the "Major Stockholders").

                                    RECITALS

     The Acquiror, the Subsidiary, the Company and the Major Stockholders are parties to an Agreement and Plan of Merger dated as of October 27, 2000 (the "Merger Agreement"), pursuant to which the Company and the Subsidiary will combine into a single company through the statutory merger of the Company with and into the Subsidiary (the "Merger").

     The Acquiror, the Subsidiary, the Company and the Major Stockholders now desire to amend the provisions of the Merger Agreement relating to the Contingent Consideration described therein and the ownership of the Subsidiary.

     NOW, THEREFORE, in consideration of the foregoing and the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

     1. SECTION 1.14(a) of the Merger Agreement is hereby amended by deleting "(up to a maximum of $12,000,000 in Company Revenue)" and inserting in lieu thereof "(up to a maximum of $13,000,000 in Company Revenue)."

     2. SECTION 4.1 of the Merger Agreement is hereby amended by deleting "indirect."

     3. SECTION 4.6 of the Merger Agreement is hereby amended by deleting "Precise Software Solutions, Inc., a Delaware corporation and wholly-owned subsidiary of."

     4. Any term used in this Amendment which has initial capital letters and which is not defined herein shall have the meaning attributed to such term in the Merger Agreement.

     5. Except as expressly provided herein, the Merger Agreement shall remain unchanged and in full force and effect and the parties hereto hereby confirm and agree to be bound by all the terms and provisions of the Merger Agreement as amended hereby.

     6. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]



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     IN WITNESS WHEREOF, the Acquiror, the Subsidiary, the Company and the Major
Stockholders have caused this Amendment to be executed and delivered, all as of the date first written above.

                                           PRECISE SOFTWARE SOLUTIONS LTD.


                                           By: /s/ Shimon Alon
                                              -------------------------------
                                              Name:  Shimon Alon
                                              Title: President and CEO


                                           PRECISE ACQUISITION CORPORATION


                                           By: /s/ J. Benjamin H. Nye
                                              -------------------------------
                                              Name:  J. Benjamin H. Nye
                                              Title: Vice President


                                           SAVANT CORPORATION


                                           By: /s/ William Wynn
                                              -------------------------------
                                              Name:  William Wynn
                                              Title: CEO


                                           MAJOR STOCKHOLDERS:


                                           /s/ William Wynn
                                           ----------------------------------
                                           William Wynn

                                           /s/ Steven Myers
                                           ----------------------------------
                                           Steven Myers


                                           SUMMIT AVIATION, INC.


                                           By: /s/ Steven Myers
                                              -------------------------------
                                              Name:  Steven Myers
                                              Title: President & CEO